Exhibit 10.14
AMENDED AND RESTATED SUBORDINATION AND STANDBY AGREEMENT
     Reference is hereby made to that certain Subordination and Standby Agreement dated September 11, 2009, executed by and between the undersigned Lender, the undersigned Borrower and the undersigned Subordinated Creditor (the “Original Agreement”). In connection with certain agreements by and between the undersigned Lender, the undersigned Borrower and the undersigned Subordinated Creditor, such parties now desire to amend and restate the Original Agreement in its entirety. Accordingly, the Original Agreement is hereby amended and restated in its entirety to hereafter be and read as follows, and this Amended and Restated Subordination and Standby Agreement is given in replacement and substitution for the Original Agreement:
     To induce Compass Bank, an Alabama state chartered bank, 5800 North Mopac, Austin, Texas 78731 (“Lender”) to make and in consideration of the making by Lender of all, or any part, of that one (1) certain loan evidenced by a promissory note dated August 10, 2009 in the original principal sum of $9,000,000.00 (the “Note”) executed by Rules-Based Medicine, Inc., a Delaware corporation, 3300 Duval Road, Austin, Texas 78759 (“Borrower”) secured by among other items, a Commercial Security Agreement dated August 10, 2009, executed by Borrower, covering personal property more particularly described in Exhibit “A-1” attached hereto and made a part hereof and any and all amendments, renewals and extensions thereof (“Loan”), Borrower and Heartland Community Bank, an Arkansas state bank, 4937 Highway 5 North, Bryant, Arkansas 72022 (“Subordinated Creditor”) and each endorser, grantor and surety with respect to the Claim, (as “Claim” is hereafter defined), (“Secondary Obligors”), in consideration of Lender’s consent to the Claim, do hereby severally represent, warrant and covenant to and with each other, and to and with the Lender, its successors and assigns, as follows:
1.	There is owing by Borrower to Subordinated Creditor the amount of $5,000,000.00 as evidenced by a promissory note dated September 11, 2009 executed by Borrower payable to the order of Subordinated Creditor, in the original principal sum of $5,000,000.00 plus accrued interest as set forth therein (which amounts and all interest, if any, now or hereafter owing thereon, are in this Subordination Agreement collectively called “Claim”). The Claim is secured by a security interest created and granted in that certain Stock Pledge and Security Agreement dated September 11, 2009 executed by RBM Holdings, LLC and RBM Management Group, LLC, collectively as Pledgors and Subordinated Creditor as “Lender” covering certain personal property more particularly described in Exhibit “A-2” attached hereto and made a part hereof (the “Pledge Agreement”).

2.	Subordinated Creditor does hereby subordinate the Claim and all other indebtedness now or at any time or times hereafter owing by Borrower to Subordinated Creditor and the Secondary Obligors to the Loan and any and all debts, demands, claims, liabilities or causes of action for which Borrower may now or at any time or times hereafter in any way be liable to Lender under any agreement, instrument, documents or pursuant to any undertaking now or at any time or times hereafter executed and delivered or made by Borrower to Lender.

3.	Subordinated Creditor agrees and does hereby subordinate all liens, security interests, encumbrances, and claims which in any way secure the payment of the Claim to all liens, security interests, encumbrances and claims which in any way secure payment of the Loan.

4.	Lender acknowledges and agrees that Claim (and related Pledge Agreement) is a permitted Subordinated Liability, as that term is defined in Section 5(ar)(ii)(e) of the Commercial Loan Agreement executed in connection with the Loan.

5.	Without the prior written consent of Lender, Subordinated Creditor and the Secondary Obligors will take no action (a) to assert, collect, or enforce all, or any part of, the Claim, or (b) to assert, enforce, or exercise any liens, security interests, encumbrances or claims securing the Claim or to realize upon any collateral given as security for the Claim; provided, however, that notwithstanding the foregoing, (a) Subordinated Creditor shall be entitled to exercise its rights to foreclose Subordinated Creditor’s security interest under the Pledge Agreement in and to all or any of the collateral described in Exhibit “A-2” attached hereto (or accept a conveyance thereof in lieu of foreclosure) by giving ten (10) days’ prior written notice thereof to Lender, and (b) Borrower and Subordinated Creditor hereby acknowledge and agree that the occurrence of any such foreclosure (or conveyance in lieu of foreclosure) shall automatically constitute an additional Event of Default (as defined in the Commercial Loan Agreement executed between Borrower and Lender in connection with the Loan, as the same may hereafter be amended, modified, replaced and/or restated in connection with any amendments, renewals and/or extensions of the Loan) without further notice to Borrower, Subordinated Creditor, any Secondary Obligor or any other party. Without giving ten (10) days’ prior written notice to Subordinated Creditor, Lender will take no action to assert, collect or enforce all, or any part of, the Loan as a result of the occurrence of any default or event of default under or in connection with the Loan.

6.	Other than regularly scheduled payments of accrued interest on the Claim as currently set forth in the Claim, Subordinated Creditor and the Secondary Obligors will promptly pay to the holder of the Note evidencing the Loan all amounts which may be received by them or any of them on account of the Claim, except for the $550,000 interest reserve account established with Subordinated Creditor pursuant to the Claim at the origination thereof, with Subordinated Creditor and Borrower agreeing with Lender that (a) no additional amounts shall be permitted to be deposited into such interest reserve account (other than the initial $550,000 amount previously deposited) and (b) upon the occurrence of any Event of Default (as defined in the Loan and Security Agreement executed between Borrower and Subordinated Creditor in connection with the Claim) which remains uncured after any applicable curative period afforded Borrower under the terms of such Loan and Security Agreement, Subordinated Creditor shall then apply all amounts then remaining available in such interest reserve account against the principal balance of the Claim.

7.	Other than regularly scheduled payments of accrued interest on the Claim as currently set forth in the Claim, Borrower will not pay the amount of, or any amount on account of, the Claim to Subordinated Creditor or the Secondary Obligors, or any of them, without the prior written consent of Lender, provided, that the interest reserve account established with Subordinated Creditor pursuant to the Claim shall not constitute a violation of this Subordination and Standby Agreement.

8.	Borrower and Subordinated Creditor will not modify or amend, nor give any additional collateral not otherwise identified herein as security for, the Claim to Subordinated Creditor, or the Secondary Obligors, or any of them, without the prior written consent of Lender.

9.	This Subordination and Standby Agreement and all obligations hereunder or with respect hereto of Borrower, Lender, Subordinated Creditor and the Secondary Obligors shall continue in full force and effect until the payment in full of the Loan, notwithstanding any action which Lender, or Borrower, or others, with the consent of Lender, may take or refrain from taking with respect to such Loan, or the Note, or any collateral or subcollateral therefor, or any agreements (including guarantees) executed in connection therewith, or any collateral given to secure the performance of any such agreement or agreements. Subordinated Creditor on behalf of itself hereby grants to Lender full power, in its uncontrolled discretion and without notice to Subordinated Creditor or Secondary Obligors, to deal in any manner with the Loan and the collateral therefor, including, but without limiting the generality of the foregoing, the following powers:
(a)	To modify or otherwise change any terms of all or any part of the Loan or the rate of interest thereon (including, but not limited to, an increase in the principal amount of the Note), to grant any extension or renewal thereof, and other indulgences with respect thereto, and to effect any release, compromise or settlement with respect thereto.

(b)	To enter in to any agreement of forbearance with respect to all or any part of the Loan or with respect to all or any part of the collateral securing the Loan, and to change the terms of any such agreement.

(c)	To forbear from calling for additional collateral to secure the Loan or to secure any obligation comprised in the collateral securing the Loan.

(d)	To consent to the substitution, exchange, or release of all or any part of the collateral securing the Loan, whether or not the collateral, if any, received by Lender upon such substitution, exchange or release shall be of the same or of a different character or value than the collateral surrendered by Lender.

(e)	To forbear from realizing on any or all of the collateral securing the Loan as in its uncontrolled discretion Lender may deem proper.

The obligations of Subordinated Creditor and the Secondary Obligors hereunder shall not be released, discharged, or in any way effected, nor shall Subordinated Creditor or the Secondary Obligors have any rights or recourse against Lender by reason of any action Lender may take or omit to take under the foregoing powers.

10.	The Claims and the liens, security interests, encumbrances and claims which in any way secure payment of the Claim, or any interest therein, has not been assigned or transferred to any person, firm, association, corporation, or party, and Subordinated Creditor agrees to make no such assignment or transfer thereof; provided that Subordinate Lender may participate out the Claim and provided further that Subordinated Creditor will be permitted to assign or transfer the Claim if the assignee or transferee thereof as a condition to any such transfer or assignment executes a counterpart signature page to this Agreement pursuant to which such assignee or transferee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement applicable to the Subordinated Creditor.

11.	The failure of any party, whether or not named or otherwise referred to as a party hereto, to sign or become obligated under this Subordination and Standby Agreement shall not effect the release or the liability of any party who is a signatory hereto.

12.	This Subordination and Standby Agreement shall be continuing, irrevocable, and binding on the parties hereto and their respective heirs, personal representatives, successors and assigns and it shall inure to the benefit of Lender and its successors and assigns.

13.	Upon payment in full of the Loan, this Subordination and Standby Agreement shall automatically terminate.
THIS WRITTEN SUBORDINATION AND STANDBY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     This Subordination and Standby Agreement is executed on 18th day of December, 2009.

LENDER: COMPASS BANK, an Alabama banking corporation
By:	/s/ Todd Jordan
Name:	Todd Jordan
Title:	Senior Vice President

BORROWER: RULES-BASED MEDICINE, INC., a Delaware corporation
By:	/s/ Patrick McClain
Name:	Patrick S. McClain
Title:	VP & CFO

SUBORDINATED CREDITOR: HEARTLAND COMMUNITY BANK, an Arkansas state bank
By:	/s/ Mark Hoffpauir
Name:	Mark Hoffpauir
Title:	SVP

ACKNOWLEDGMENTS

STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§
     This instrument was acknowledged before me on the 18th day of December, 2009, by Todd Jordan, SVP, of Compass Bank, an Alabama state chartered bank, on behalf of said bank.

/s/ Suann Wall

Notary Public in and for the State of Texas

STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§
     This instrument was acknowledged before me on the 8th day of December, 2009 by Patrick S. McClain, VP and CFO, of Rules-Based Medicine, Inc., a Delaware corporation , on behalf of said corporation.

/s/ [illegible]

Notary Public in and for the State of Texas

STATE OF ARKANSAS	§
§
COUNTY OF SALINI	§
     This instrument was acknowledged before me on the 3rd day of December, 2009 by Mark Hoffpiaur, SVP, of Heartland Community Bank, an Arkansas state bank, on behalf of said bank.

Jennifer Rupe, Arkansas

Notary Public in and for the State of Arkansas

EXHIBIT “A-1”
     All of the Borrower’s accounts receivable, inventory, equipment and related general intangibles, now owned or hereafter, acquired, including all monies, instruments and savings, checking or other deposit accounts within Lender’s custody or control (excluding IRA, Keogh, trust accounts, and deposits subject to tax penalties if so assigned); all accessions, accessories, additions, amendments, attachments, modifications, replacements and substitutions to any of the above; all proceeds and products of any of the above; all policies of insurance pertaining to any of the above as well as any proceeds and unearned premiums pertaining to such policies; and all books and records pertaining to any of the above.

EXHIBIT “A-2”
     All capital stock in RBM Acquisition, Inc. now or hereafter owned by RBM Holdings, LLC or RBM Management Group, LLC, including without limitation, (a) 3,594,990 shares of capital stock in RBM Acquisition, Inc. evidenced by Certificate No. C1 issued in the name of RBM Holdings, LLC, and (b) 4,514,010 shares of capital stock in RBM Acquisition, Inc. evidenced by Certificate No. C2 issued in the name of RBM Management Group, LLC, together with (i) accruals to any of the foregoing such as natural increases, stock, cash, property or other dividends, interest, conversion rights and similar accruals relating to any of the foregoing, and (ii) all property rights received, receivable, derived from, or accruing to the foregoing and proceeds thereof.